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                         MANAGEMENT SERVICES AGREEMENT

THIS AGREEMENT dated effective as of the 15th day of September, 2000.


BETWEEN:          WAREHAM MANAGEMENT LTD., of
                  3575 Emerald Drive
                  North Vancouver, British Columbia,
                  Canada

                  (hereinafter called "Wareham Management")

                                               OF THE FIRST PART

AND:              NORMARK VENTURES CORP., a company
                  incorporated under the laws of the
                  State of Nevada

                  (hereinafter called "Normark")

                                               OF THE SECOND PART

WHEREAS:

A. Norman Wareham ("Wareham") is an employee of Wareham Management ("Wareham Management");

B. Wareham has experience in the management of geological exploration companies;

C. Wareham Management maintains an office with administration services, including telephone and computer services;

D. Normark requires management services and office administration services and wishes Wareham Management to provide these services to Normark.

NOW THEREFORE THE PARTIES HAVE AGREED and do hereby agree as follows:

1. Wareham Management hereby agrees to provide the services of Wareham as President, Secretary and Treasurer of Normark to carry out management and direction of the business of Normark, including managing and supervising and coordinating any mineral exploration activities carried out by Normark (the "Management Services").

2. Wareham Management hereby agrees to provide a business office and office administration services, including telephone and computer services, to Normark (the "Administrative Services").

3. In consideration of Wareham Management providing the Management Services and the Administrative Services to Normark, Normark agrees to pay to Wareham Management a consulting fee in the amount of $1,000.00 U.S. per month, plus applicable taxes,

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       payable on the 1st day of each month of the term of this
       Agreement (the "Consulting Fee").

4. In addition to the payment of the Consulting Fee, Normark agrees to reimburse Wareham Management for any expenses directly attributable to performing its obligations to Normark pursuant to this Agreement.

5. It is agreed that the Management Services to be provided by Wareham on behalf of Wareham Management to Normark will account for approximately 15% of Wareham's business time. The Consulting Fee will be increased in the event that Wareham is required to spend more than 15% of his business time in providing the Management Services to an amount equal to fair market value of Wareham's services.

6. This Agreement shall be for a term commencing September 15, 2000 and expiring April 30, 2002.

7. No amendment or termination of this Agreement shall be valid unless it is in writing and executed by both parties.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.


WAREHAM MANAGEMENT LTD.
by its authorized signatory


/s/ N. Wareham
---------------------------------
Signature of Authorized Signatory

Norman Wareham
---------------------------------
Name of Authorized Signatory


NORMARK VENTURES CORP.
by its authorized signatory


/s/ N. Wareham
---------------------------------
Signature of Authorized Signatory

Norman Wareham
---------------------------------
Name of Authorized Signatory